UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2005

Insight Communications Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-26677	13-4053502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

810 7th Avenue

New York, New York 10019

(Address of principal executive offices)

Registrant’s telephone number:  (917) 286-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Employment Agreement

In connection with the completion of its previously announced going private merger with Insight Acquisition Corp. (“Acquisition”), on December 16, 2005, Insight Communications Company, Inc. (the “Registrant”) entered into an employment agreement (the “Employment Agreement”) with Michael S. Willner. Under the terms of the Employment Agreement, Mr. Willner will serve as the Registrant’s President and Chief Executive Officer for a three-year term, which will be automatically extended for additional one-year periods unless notice has been provided by either party that such extension will not take effect.

Pursuant to the terms of the Employment Agreement, Mr. Willner will receive a base salary of $698,500. The Registrant’s Compensation Committee will review Mr. Willner’s base salary annually and, in its sole discretion, may increase such base salary.

Pursuant to the terms of the Employment Agreement, Mr. Willner will be entitled to an annual cash bonus opportunity for each of the Registrant’s fiscal years, subject to and based on the attainment by Mr. Willner and the Registrant of individual and financial performance targets to be determined by the Compensation Committee upon the recommendations of Mr. Willner and Sidney Knafel, Chairman of the Board of Directors. For each fiscal year, Mr. Willner will have a minimum cash bonus opportunity of up to 50% of his base salary. In addition to the annual cash bonus, Mr. Willner will be entitled to participate in the management bonus pool established as provided in the Securityholders Agreement (as defined below) in an amount to be determined in accordance with the terms and provisions of the Securityholders Agreement.

Pursuant to the terms of the Employment Agreement, Mr. Willner will be entitled to participate in any tax-qualified defined contribution plan, all insurance programs, and all medical and other health benefit plans, in each case, maintained by the Registrant for its senior executives. Mr. Willner will be entitled to receive such perquisites as are generally provided by the Registrant to its senior executive officers. The Employment Agreement also provides Mr. Willner with the use of an automobile.

If Mr. Willner’s employment is terminated without Cause (as defined in the Employment Agreement) or Mr. Willner terminates his employment with Good Reason (as defined in the Employment Agreement), and in each case Mr. Willner executes a general release of all claims against the Registrant, the Registrant will pay Mr. Willner as liquidated damages:

•                  an amount equal to the product of Mr. Willner’s annual cash bonuses and a fraction, the numerator of which is equal to the number of days in such fiscal year that precede the date of termination and the denominator of which is equal to 365, plus;

•                  continued payment of his base salary for the greater of the balance of the initial three year term or 12 months (the “Severance Period”), plus;

•                  payments during each fiscal year of the Severance Period equal to the annual cash bonuses for each such fiscal year as if Mr. Willner were employed and as if the performance targets were satisfied to the same extent as in the year prior to termination.

If Mr. Willner’s employment is terminated due to Mr. Willner’s death or disability, the Registrant will pay Mr. Willner an amount equal to the product of Mr. Willner’s annual cash bonuses and a fraction, the numerator of which is equal to the number of days in such fiscal year that precede the date of termination and the denominator of which is equal to 365.

The Employment Agreement contains covenants for the benefit of the Registrant relating to non-competition and non-solicitation of Registrant’s employees, customers or suppliers from the date of the agreement through the Severance Period and protection of the Registrant’s confidential information.

A copy of the Employment Agreement is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement.

2005 Incentive Plan

On December 16, 2005 the Board of Directors of the Registrant (the “Board”) adopted the Insight Communications Company, Inc. 2005 Stock Incentive Plan (the “Plan”).  The Plan was adopted to foster and promote the long-term financial success of the Registrant and to materially increase stockholder value by motivating superior performance, encouraging and providing for the acquisition of an ownership interest in the Registrant by employees and enabling the Registrant and its subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.

Under the Plan, the Board has the authority to grant awards of shares of its non-voting common stock to officers, employees and directors.  A total of 3,666,887 shares of Series E Non-Voting Common Stock (the “Series E Common Shares”) and 100,000 shares of Series F Non-Voting Common Stock (the “Series F Common Shares and, together with the Series E Common Shares, the “Common Shares”) are available for issuance under the Plan.  Series E Shares may only be awarded to employees of the Registrant who held options to purchase common stock of the Registrant immediately prior to the merger.

Shares granted under the Plan require the execution of a subscription agreement.  All participants in the Plan must also become a party to the Registrant’s Securityholders Agreement.

The Registrant will issue 90% of the total authorized Series F Common Shares in accordance with an allocation schedule to be mutually agreed to by Sidney Knafel, Michael Willner and funds associated with The Carlyle Group, a private equity company (“Carlyle”). The individual allocation to each of Sidney Knafel and Michael Willner will be 22,500 shares representing in each case 25% of such initial allocation.  Future issuances of the remaining 10% of authorized Series F Common Shares (or any previously issued Series F Common Shares that have reverted to the Registrant) will be awarded pursuant to the recommendations of management’s representatives (initially Sidney Knafel and Michael Willner), subject to the approval of the Compensation Committee of the Board.  Series F Common Shares not awarded as of the time of a sale or an initial public offering of the common stock of the Registrant will be awarded pursuant to the recommendations of management representatives (initially Sidney Knafel and Michael Willner) and the approval of the Compensation Committee, but if the management representatives and the compensation committee cannot agree, the remaining Series F Common Shares would not be awarded, with the same effect as if such remaining Series F Common Shares had been awarded to the then-existing holders of Series F Common Shares on a pro rata basis.

Unless otherwise provided in the applicable subscription agreement, Series F Common Shares will vest in five equal annual installments commencing on the first anniversary of the date of the merger, for initial grants, and the first anniversary of the grant date, for later grants.

The Common Shares issued under the Plan generally may not be transferred to anyone, except for transfers by will or by the laws of descent and distribution.  Participants will be entitled to receive dividends on Common Shares granted under the Plan as provided in the Registrant’s certificate of incorporation.

The Plan may be amended or terminated at any time by the Board (subject to the approval prior to a sale of the company or public offering of the Registrant’s common stock, of Sidney Knafel, the chief executive officer and a majority of the directors designated by Carlyle) except that no amendment may adversely affect any of the outstanding awards without either consent of the grantee or the consent of a majority of grantees holding similar awards.  When the Plan is terminated, to the extent there are outstanding awards, they will continue in accordance with their terms.  The Board may delegate the authority to administer the Plan to a committee of the Board.  The Plan expires on December 16, 2015.

A copy of the Plan is being filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.  The foregoing description of the Plan is qualified in its entirety by reference to the Plan.

Awards Pursuant to the 2005 Incentive Plan

On December 16, 2005, the Board of Directors authorized the issuance of Series E Non-Voting Preferred Stock to the following executive officers:

Name	Number of Shares of Series E Non-Voting Preferred
Sidney R. Knafel	281,250
Michael S. Willner	621,875
Dinni Jain	237,500
John Abbot	290,000
Elliot Brecher	101,250

On December 16, 2005, the Board of Directors authorized the issuance of Series F Non-Voting Preferred Stock to the following executive officers:

Name	Number of Shares of Series F Non-Voting Preferred
Sidney R. Knafel	22,500
Michael S. Willner	22,500

Securityholders Agreement

In connection with the completion of its previously announced going private merger with Acquisition, the Registrant, Carlyle, those individuals identified as Continuing Investor Securityholders, Continuing Investor Holding Company, LLC and PH Investments, LLC (“PH Investments”) entered into a securityholders agreement, dated as of December 16, 2005 (the “Securityholders Agreement”). The following is a summary of the material terms of the Securityholders Agreement:

•                  Transfer Restrictions.  The new series of capital stock of the Registrant will not be registered under federal or state securities laws and therefore may not be sold or otherwise transferred legally except pursuant to an effective registration statement (see “Registration Rights” below) or an exemption from the registration requirements of such laws, which may or may not be available.  In addition, the Securityholders Agreement imposes significant restrictions on the transfer of shares, subject to certain limited exceptions.

•                  Permitted Transfers – General.  The Securityholders Agreement generally prohibits the direct or indirect sale, transfer, pledge or other disposition of the Registrant’s stock by its stockholders.  Stockholders will be permitted to transfer shares (i) to certain of their affiliates, family members and family trusts that qualify as “Permitted Assignees” as defined in the Securityholders Agreement, and to their estate and heirs, and (ii) to any person after the Registrant has completed a qualified IPO (as defined below), subject to applicable securities laws and certain customary contractual restrictions.  Permitted transfers will be subject to certain additional legal limitations and other terms and conditions customary in agreements like the Securityholders Agreement.  In addition, a stockholder will not be able to transfer any of its shares to a cable company, direct broadcast satellite operator, regional bell operating company or any incumbent local exchange carrier without the consent of Sidney Knafel and Carlyle, except in connection with a sale of the Registrant to such a strategic buyer.

•                  Permitted Transfers – Carlyle and Sidney Knafel.  In addition to the permitted transfers described above, Carlyle and/or Sidney Knafel and his related parties have additional transfer rights, including, among others:  (i) transfers by Carlyle of up to 33% of its Series D Non-Voting Preferred Stock to other financial investors within three months after the closing date of the merger; (ii) transfers by Carlyle or Sidney Knafel and his related parties at a time when such party has a right to cause a sale of the Registrant pursuant to such parties’ exit rights; (iii) transfers by Carlyle of up to 50% of its Series D Non-Voting Preferred Stock with the consent of holders of a majority of the shares of Series A Voting Preferred Stock as to the identity of the transferee; and (iv) transfers by Carlyle or Sidney Knafel and his related parties of any of their residual stockholdings following a sale of the Registrant that results in the final reclassification (as described below) or following a qualified IPO.  These transfer rights are subject to certain additional terms and conditions that may limit the circumstances in which the transfer rights can be exercised.

•                  Tag-Along Rights.  With respect to transfers of shares by Carlyle, Sidney Knafel or his related parties pursuant to clauses (ii), (iii) and (iv) in the immediately preceding paragraph, holders of Series C Non-Voting Preferred Stock and Series D Non-Voting Preferred Stock and Series E Non-Voting Common Stock have the right to sell to the buyer in such transaction a percentage of such shares (provided, in the case of Series E shares, that the shares are vested and the unsatisfied participation levels (described in “Amended and Restated Certificate of Incorporation” below) applicable to such Series E Non-Voting Common Stock are less than the offer price in the sale) or shares of Series G Voting Common Stock (following the final reclassification, as described below) less than or equal to the percentage of shares ultimately being sold by the initiating party, subject to certain customary terms and conditions.

•                  Drag-Along Rights.  Under certain circumstances, Carlyle and Sidney Knafel and his related parties have certain rights (referred to as drag-along rights) to cause the other stockholders to sell their shares of stock of the Registrant.  More specifically, subject to certain limitations as set forth below, Carlyle and Sidney Knafel and his related parties have the right in connection with sales of shares initiated by them pursuant to clauses (ii) or, in the case of Carlyle only, (iv) of the “Permitted Transfers–Carlyle and Sidney Knafel” paragraph above to cause the other stockholders to sell to the buyer in such transaction the same percentage of their shares of Series G Voting Common Stock (following the final reclassification, as described below) as the percentage of shares being sold by the initiating party.  Notwithstanding the foregoing, Sidney Knafel and his related parties may only exercise such drag-along rights in connection with a transfer of shares initiated pursuant to their exit rights that results in the final reclassification (as described below), and Carlyle may only exercise drag along rights (x) in connection with a transfer of shares initiated pursuant to its exit rights that results in the final reclassification (as described below), (y) following an IPO, if Carlyle sells 85% of the shares owned by it, and (z) after a sale of the Registrant that results in the final reclassification (as described below), if Carlyle sells all of its residual stockholdings, if any.  The drag-along rights described herein will also be subject to certain customary terms and conditions.

•                  Exit Rights.  Sidney Knafel and Carlyle have negotiated specified exit rights with respect to their respective investments in the Registrant, as described in more detail below.  In the event Sidney Knafel or Carlyle initiates an exit transaction, the other stockholders will be bound by the terms of such transaction but will be entitled to receive a pro rata share of the proceeds (which may be in the form of cash, Marketable Securities (as defined in the Securityholders Agreement) or Other Eligible Sale Consideration (as defined in the Securityholders Agreement), depending on the circumstances) of such transaction payable to the holders of Series E Non-Voting Common Stock, taking into account the applicable participation level of the Series E Non-Voting Common Stock.  In addition, the other stockholders of the Registrant will be obligated to vote all of their shares in support of an exit transaction contemplated by the Securityholders Agreement (which grants an irrevocable proxy to the Registrant to so vote them if the stockholder does not do so) and to take all other necessary or desirable actions within their control in support of the transaction and the steps and actions necessary or desirable to effectuate the transaction (the Securityholders Agreement grants an irrevocable power of attorney to the Registrant to execute all documents and take all such steps and actions on their behalf if they do not do so).

•                  Carlyle and Sidney Knafel Exit Rights.  Prior to the third anniversary of the closing date of the merger, each of Carlyle and Sidney Knafel have the right to cause a sale of the Registrant (and in conjunction with such sale, the right to cause the Registrant to initiate the split-up process with respect to the Insight Midwest joint venture with Comcast Corporation pursuant to the Insight Midwest partnership agreement), provided that the consideration to be received in such sale by the holders of Series D shares, together with any distributions previously made on such stock, is at least two times the initial subscription price for the Series D shares (i.e., $23.50), or at least 1.75 times the initial subscription price if the sale follows the Insight Midwest split-up process (i.e., $20.56).

•                  Carlyle Exit Rights.  After the third anniversary of the closing date of the merger, Carlyle will have the right to cause the Registrant to commence a qualified initial public offering (an underwritten public offering of common stock of at least $200 million and 20% of the equity of the Registrant, referred to as a qualified IPO), a sale of the Registrant or a recapitalization of the Registrant in which cash is distributed to the stockholders.

•                  Sidney Knafel Rights.  After the fourth anniversary of the closing date of the merger, Sidney Knafel will have a one-time right to deliver a request to Carlyle to cause the Registrant to commence a sale, qualified IPO or recapitalization transaction that would provide Sidney Knafel and his related parties with proceeds, together with any distributions previously made on their investment, equal to two-thirds of the aggregate fair market value of their entire investment (taking into account the value of prior distributions).  Carlyle will have one year after Sidney Knafel’s request to choose the form of the exit transaction and to initiate the transaction, provided that Carlyle will have no obligation to effectuate a sale unless the consideration to be received by Carlyle in respect of its Series D Non-Voting Preferred Stock, together with any distributions previously made on such stock, would generate an annual internal rate of return in excess of 9%, and subject to certain limitations on Carlyle’s obligation to effectuate a qualified IPO or recapitalization transaction.  Sidney Knafel will have rights to withdraw his request and renew his request under certain circumstances.

•                  Insight Midwest Split-Up.  After the third anniversary of the closing date of the merger, Carlyle will have the right to cause the Registrant to initiate the split-up process with respect to Insight Midwest pursuant to the Insight Midwest partnership agreement.  If the split-up is consummated, the composition of the Registrant’s board of directors and the capitalization of the Registrant would be adjusted to reflect the relative economic interests in the Registrant of Carlyle, on the one hand, and the former holders of the shares of Series A Voting Preferred Stock, on the other hand.  Sidney Knafel, his related parties and Michael Willner will have certain minority board representation rights so long as Carlyle controls the board in this circumstance.

•                  Qualified IPO – Effect on Governance.  If a qualified IPO is completed prior to the time a split-up of Insight Midwest is completed, and the board of directors of the Registrant has not made a determination that a change of control under an indenture or credit agreement or a transfer of control under the Insight Midwest partnership agreement would reasonably be expected to have material adverse consequences for the Registrant, and the managing underwriters for such offering advise the Registrant that Sidney Knafel, Michael Willner and Carlyle may maintain control of the company without having an adverse effect on the consummation of the qualified IPO or the price of the common stock to be sold in such offering, then a new class of super-voting common stock will be created that will allow Carlyle to cast a majority of the votes of the Registrant’s equity at any meeting of the company’s stockholders, and therefore elect a majority of the board of directors of the company.  Sidney Knafel, his related parties and Michael Willner will have certain minority board representation rights so long as Carlyle controls the board in this circumstance.  In addition, if Carlyle ceases to own at least 50% of the shares of Series D Non-Voting Preferred Stock (or securities into which stock may be converted) issued to Carlyle on the closing date of the merger and Sidney Knafel and his related parties and Michael Willner continue to own at least 50% of the shares of Series C Non-Voting Preferred Stock issued to them on the closing date of the merger, then Sidney Knafel and his related parties and Michael Willner as a group will be entitled to cast a majority of the votes of the Registrant’s equity at any meeting of the company’s stockholders, and therefore elect a majority of the board of directors of the company.  The Securityholders Agreement also provides for circumstances under which Sidney Knafel and Michael Willner may retain control of the Registrant immediately after a qualified IPO and under which neither Sidney Knafel, Michael Willner or Carlyle retain such control.

•                  Control of Exit Transactions.  At any time following the earlier of the third anniversary of the closing date of the merger or the date that the split-up process with respect to Insight Midwest is initiated (unless initiated by the Registrant), Carlyle will control and make all principal decisions pertaining to exit transactions.  Carlyle will be required to cooperate fully and in good faith with the board of directors, consult with the holders of the shares of Series A Voting Preferred Stock in good faith and keep them informed of the status of the transaction and such parties will use their commercially reasonable efforts to ensure that the process is fair to such parties.  At all other times the board of directors will control and make all decisions pertaining to exit transactions.

•                  Final Reclassification.  In order to facilitate the completion of certain specified exit transactions, the Registrant’s capital stock will be reclassified into a single class of common stock (the Series G Common Stock), with each stockholder receiving a pro rata number of shares based on the same proportion that the fair market value of its investment in the Registrant bears to the aggregate fair market value of all of the stockholders’ investments in the Registrant, subject to certain true-up provisions in the event of a sale in which the payment of any of the sale proceeds is deferred.  The fair market value of a stockholder’s investment and the fair market value of all of the stockholders’ investments in the Registrant will be determined in accordance with the provisions and procedures specified in the Securityholders Agreement.  Schedule 4(d) to the Securityholders Agreement includes, for illustrative purposes, example calculations illustrating how the final reclassification is intended to operate under the various scenarios described in the schedule.  The following transactions will trigger a final reclassification:  (i) a sale, merger, consolidation or like transaction that results in the stockholders receiving consideration, including the amount of any previous distributions, in an amount greater than 90% of the fair market value of their stockholdings (taking into account previous distributions) and that results in the stockholders receiving consideration in an amount greater than 80% of the fair market value of their stockholdings; (ii) a qualified IPO; and (iii) an agreement by Carlyle and the holders of the majority of the Series F Non-Voting Common Stock to trigger the final reclassification.

•                  Registration Rights.

•                  Demand Registration Rights.  Each of Carlyle and Sidney Knafel and his related parties have certain demand registration rights pursuant to which such persons may require the Registrant to register their shares of common stock of the Registrant in accordance with the Securities Act.  Sidney Knafel and his related parties have two demand rights that are generally exercisable at any time after 270 days have elapsed since the consummation of a qualified IPO.  Carlyle has four demand rights that are exercisable at any time after one year has elapsed since the consummation of a qualified IPO.  In addition, Carlyle and Sidney Knafel and his related parties, as well as the other stockholders, have certain rights to register their shares of common stock of the Registrant in a qualified IPO initiated pursuant to their exit rights, provided that their participation will not have a material adverse effect on the offering and subject to certain priority rights and other customary terms and conditions.

•                  Piggyback Registration Rights.  The stockholders of the Registrant have “piggyback” registration rights pursuant to which the stockholders may include their shares in registrations of common stock under the Securities Act initiated by the Registrant or a holder of demand registration rights, subject to applicable securities laws and certain customary contractual restrictions.

•                  Limits on Piggyback Registration Rights.  If the managing underwriters or, if the registration is not underwritten, the Registrant’s investment bankers determine that a registered offering cannot accommodate all of the shares sought to be registered by all stockholders exercising registration rights, then such shares will be included in the registration subject to the following “underwriter’s cutback” orders of priority:  (i) if the registration is a qualified IPO triggered by Sidney Knafel pursuant to his exit rights, first, the shares to be registered by the Registrant for its own account, then shares held by Sidney Knafel and his related parties until the amount of proceeds expected to be received by them, together with any distributions previously made on their investment, equals two-thirds of the aggregate fair market value of their entire investment (taking into account prior distributions), and then shares held by the other stockholders who wish to register their shares; (ii) if the registration is not a demand registration or a registration described in clause (i) above, first, the shares to be registered by the Registrant for its own account, then shares to be registered by the other stockholders; (iii) if the registration is a demand registration, first the shares to be registered by the party initiating the registration, then shares to be registered by the other stockholders, then shares to be registered by the Registrant for its own account.  Subject to the priority described in clause (i) above, and unless the offering is incapable of including any shares held by piggyback registration rights holders, the shares sought to be included by piggyback registration rights holders will be included based on each such stockholder’s pro rata portion of all of the shares sought to be registered pursuant to piggyback registration rights.  Subject to the special priority rights of Sidney Knafel and his related parties described above, if the managing underwriters or investment bankers, as applicable, determine that the inclusion in a piggyback registration of shares held by members of the Registrant’s management will have a material adverse effect on the offering, the Registrant will not include such shares in the registration.

•                  Other Terms and Conditions.  The registration rights provided in the Securityholders Agreement are also subject to other customary terms and conditions.  Such terms and conditions include, among others, a requirement that each stockholder exercising piggyback registration rights indemnify the Registrant and its directors, officers and controlling persons against any and all losses, claims, damages, liabilities and expenses arising out of, based upon or resulting from any untrue statement or alleged untrue statement of material fact contained in any registration statement or prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, to the extent such untrue statement or omission was contained in any information or affidavit furnished to the Registrant in writing by such stockholder for the express use in such document, provided that such stockholder’s liability for such untrue statements or omissions will be limited to the amount of the proceeds received by such stockholder from the sale of stock sold pursuant to such registration statement.

•                  Management Bonus Pool.  The Securityholders Agreement establishes an annual incentive compensation bonus pool of $3 million per year which will be distributed to certain managers and employees pursuant to the recommendations of Sidney Knafel and Michael Willner (subject to certain approval rights of the compensation committee), provided that distribution of $1.5 million of such amount will be subject to reduction if the Registrant fails to achieve certain levels of financial performance.  The total amount of the bonus pool is also subject to reduction for years following the completion of the Insight Midwest split-up, pursuant to a formula specified in the Securityholders Agreement which is based, in part, on the amount of the Registrant’s historical revenue attributable to the portion of the business retained by the Registrant following the split-up.

•                  Restrictions on Rights in Other Business Ventures.  the Registrant, its subsidiaries and its stockholders can not acquire any rights in any business venture, investment or activity of any other stockholder of the Registrant as a result of such other stockholder having an investment in or contractual relationship with the Registrant.

•                  Proxies in favor of Knafel and Willner.  Stockholders that hold Series E Non-Voting Common Stock or Series F Non-Voting Common Stock are required to grant to Sidney Knafel, and, upon his death or incapacity, Michael Willner, a proxy to vote these shares, including matters that require the vote of such stockholders under the terms of the certificate of incorporation of the Registrant.  The foregoing notwithstanding, such proxy shall not be used in a manner that materially and adversely affects the rights or privileges of a particular stockholder with respect to equity securities of a specific class or series unless such action similarly affects the rights or privileges of all other stockholders with respect to such specific class or series of equity securities, unless the particular stockholder consents to such action.

•                  Proxies on Death or Incapacity.  Sidney Knafel and Michael Willner each granted to the other an irrevocable proxy, effective only in the event of the death or incapacity of the grantor, to vote or execute written consents with respect to the shares of the Registrant’s stock owned by the grantor and certain of their assignees, to the same extent that the grantor or such assignees may vote or execute written consents with respect to such shares.  Sidney Knafel and Michael Willner each granted to Carlyle an irrevocable proxy, effective only in the event of the death or incapacity of both grantors, which, if declared effective by Carlyle following such deaths, would permit Carlyle to vote or execute written consents with respect to certain shares of the Registrant’s stock having governance rights owned by the grantors and certain of their assignees, to the same extent that the grantors or such assignees may vote or execute written consents with respect to such shares.

•                  Amendments; Waivers, Termination.  The Securityholders Agreement may be amended, and any provision of the Securityholders Agreement may be waived, (i) prior to the final reclassification, with the consent of Sidney Knafel (or upon his death or incapacity, Michael Willner) and Carlyle (provided that the tag-along rights in favor of holders of Series C Non-Voting Preferred Stock, holders of Series D Non-Voting Preferred Stock and eligible holders of Series E Non-Voting Common Stock may not be eliminated without the consent of a majority in interest of such class of holders), and (ii) after the final reclassification, with the consent of Sidney Knafel (or upon his death or incapacity, Michael Willner) and Carlyle.  The foregoing notwithstanding, no amendment to the Securityholders Agreement and no waiver of any provision thereof may be adopted that would alter, in a material and adverse manner, the rights or privileges of a particular stockholder with respect to equity securities of a specific class or series unless such amendment or waiver similarly alters the same rights or privileges of all other stockholders with respect to such specific class or series of equity securities, unless the particular stockholder consents to such amendment or waiver.  The Securityholders Agreement will terminate at such time as Carlyle and Sidney Knafel (or upon his death or incapacity, Michael Willner) so decide, subject to the automatic termination of certain provisions (including tag-along rights and drag-along rights) after a qualified IPO at such time as 80% or more of the outstanding common stock is held by persons who are not parties to the Securityholders Agreement.

•                  Information.  Each stockholder is required to furnish to the Registrant such necessary information and reasonable assistance as the Registrant may reasonably request (i) in connection with the consummation of the transactions contemplated by the Securityholders Agreement, (ii) in connection with the preparation and filing of any reports or other documents required to be filed with any governmental entity, (iii) to determine, from time to time, whether it is a “personal holding company” under the federal tax code, and (iv) to determine whether a proposed transfer of stock is permitted under the transfer restrictions.

•                  Consent to Jurisdiction; Jury Trial Waiver.  Each stockholder is required to consent to the exclusive jurisdiction of the state courts of New York in New York County and the United States District Court for the Southern District of New York for purposes of any suit, action or other proceeding arising out of the Securityholders Agreement or the transactions contemplated thereby and to agree not to commence any such suit, action or proceeding in any other courts.  In addition, each stockholder will waive, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any such suit, action or proceeding.

A copy of the Securityholders Agreement is being filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Securityholders Agreement is qualified in its entirety by reference to the Securityholders Agreement.

Item 3.01                                 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of its previously announced going private merger with Acquisition, the Registrant requested that The Nasdaq Stock Market, Inc. delist the Registrant’s Class A common stock from The Nasdaq National Market at the close of business on Friday, December 16, 2005. The Registrant’s Class A common stock was delisted from The Nasdaq National Market at such time.

Item 3.02               Unregistered Sales of Equity Securities.

In connection with the completion of its previously announced going private merger with Acquisition, on December 16, 2005, the Registrant issued 398,591, 110,652 and 339,702 shares of its Series A Voting Preferred Stock to Sidney R. Knafel, Michael S. Willner and certain trusts F/B/O Knafel children, respectively, upon conversion of a like number of shares of Series A Preferred Stock of the Registrant that had been previously issued to such stockholders at a price of $0.01 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on such persons representations that such persons were acquiring the shares for investment purposes and not with a view to any sale or distribution.

In connection with the completion of its previously announced going private merger with Acquisition, on December 16, 2005, the Registrant issued 517,836 shares of its Series B Voting Preferred Stock to Carlyle upon conversion of a like number of shares of Series B Preferred Stock of Acquisition, which Series B Preferred Stock had been issued at a price of $0.01 per share. These shares were issued pursuant to Section 4(2) of the Securities Act, and in reliance on such persons representations that such persons were acquiring the shares for investment purposes and not with a view to any sale or distribution.

In connection with the completion of its previously announced going private merger with Acquisition, on December 16, 2005, the Registrant issued 9,960,438 shares of its Series C Non-Voting Preferred Stock to certain existing employees and stockholders of the Registrant upon conversion of a like number of Series C Preferred Stock of Acquisition, which Series C Preferred Stock had been issued in exchange for a like number of shares of Class A common stock of the Registrant. The Registrant issued 3,404,255 shares of its Series C Voting Preferred Stock to PH Investments upon conversion of a like number of Series C Preferred Stock of Acquisition, which Series C Preferred Stock had been issued at a price of $11.75 per share. These shares were issued pursuant to Section 4(2) of the Securities Act and in reliance on such persons representations that such persons were acquiring the shares for investment purposes and not with a view to any sale or distribution.

In connection with the completion of its previously announced going private merger with Acquisition, on December 16, 2005, the Registrant issued 47,015,659 shares of its Series D Voting Preferred Stock to Carlyle upon conversion of a like number of shares of Series D Preferred Stock of Acquisition, which Series D Preferred Stock had been issued at a price of $11.75 per share. These shares were issued pursuant to Section 4(2) of the Securities Act and in reliance on such persons representations that such persons were acquiring the shares for investment purposes and not with a view to any sale or distribution.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the completion of its previously announced going private merger with Acquisition, Thomas L. Kempner, David C. Lee and James S. Marcus resigned as directors of the Registrant effective December 16, 2005.

In connection with the completion of its previously announced going private merger with Acquisition, Amos B. Hostetter, Jr., Stephen C. Gray, William E. Kennard, Michael J. Connelly, and James A. Attwood, Jr. were elected as directors on December 16, 2005. The following new directors were appointed to the Registrant’s Compensation Committee: Messrs. Hostetter, Gray and Kennard. The following new directors were appointed to the Registrant’s Audit Committee: Messrs. Gray and Connelly. Mr. Attwood was appointed to the Registrant’s Governance Committee.

On December 16, 2005, PH Investments, an entity affiliated with Amos B. Hostetter, Jr., made a cash contribution to Acquisition in the amount of $39,999,996.25 in connection with the going private merger. Acquisition issued to PH Investments 3,404,255 shares of its Class C Preferred Stock. Such shares were then, in the merger, automatically converted into a corresponding number of shares of Series C Non-Voting Preferred Stock of the Registrant, which number of shares is equal to an approximately 5.6% ownership interest in the Registrant. PH Investments received an investment fee from the Registrant in the amount of $400,000 in respect of its cash contribution.

William E. Kennard, Michael J. Connelly, and James A. Attwood, Jr. are affiliates of Carlyle. Certain affiliates of Carlyle formed Acquisition and, in connection with the going private merger, contributed $552,439,171.61 to Acquisition. Acquisition issued to Carlyle 517,836 shares of its Class B Preferred Stock and 47,015,659 shares of its Class D Preferred Stock. Such shares were then, in the merger, automatically converted into a corresponding number of shares of Series B Voting Preferred Stock and Series D Non-Voting Preferred Stock of the Registrant, respectively. Carlyle received an investment fee from the Registrant in the amount of $17,373,020 in respect of its cash contribution. On December 16, 2005, the Registrant entered into a consulting agreement with two affiliates of Carlyle for the payment to such affiliates of $1.5 million per year in the aggregate.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

In connection with the completion of its previously announced going private merger with Acquisition, the Registrant’s certificate of incorporation was amended and restated in its entirety to provide for the capitalization of the Registrant as the surviving corporation following the merger and other terms applicable to the post-merger period. Among other provisions, the amended and restated certificate of incorporation of the Registrant (the “Amended Charter”) authorizes the following new series of capital stock of the Registrant, having the following material terms:

•                  The Series A Voting Preferred Stock will vote as one class with the Series B Voting Preferred Stock on all matters submitted to a vote of the Registrant’s stockholders, other than the election of the directors of the Registrant or as otherwise required by Delaware law.

•                  The Series B Voting Preferred Stock will vote as one class with the Series A Voting Preferred Stock on all matters submitted to a vote of the Registrant’s stockholders, other than the election of the directors of the Registrant or as otherwise required by Delaware law. In addition, the consent of the holders of a majority in interest of the Series B Voting Preferred Stock will be required to approve certain specified significant actions, including without limitation and subject to certain exceptions, material changes in the Registrant’s business, amendments to the Registrant’s certificate of incorporation or its bylaws, changes to the composition of the Registrant’s board of directors or its committees, related party transactions, changing the Registrant’s public accountants, the liquidation or dissolution of the Registrant, the incurrence of material indebtedness, a material disposition of the Registrant’s assets or equity, a sale or merger of the Registrant, an initial public offering of common stock of the Registrant, the declaration or payment of a dividend, effecting any amendments to the partnership agreement of Insight Midwest, L.P., triggering the split-up of Insight Midwest, L.P., entering into strategic relationships outside the ordinary course of business, the selection of a new general partner for any subsidiary of the Registrant and the selection of replacements for certain members of the Registrant’s senior management.

•                  The Series C Non-Voting Preferred Stock will be entitled to vote only on any amendment to Registrant’s certificate of incorporation that materially and adversely affects the rights, privileges or preferences of holders of the Series C Non-Voting Preferred Stock and as may otherwise be required by Delaware law.

•                  The Series D Non-Voting Preferred Stock will be entitled to vote only on any amendment to Registrant’s certificate of incorporation that materially and adversely affects the rights, privileges or preferences of holders of the Series D Non-Voting Preferred Stock and as may otherwise be required by Delaware law.

•                  The Series E Non-Voting Common Stock will be entitled to vote only on any amendment to Registrant’s certificate of incorporation that materially and adversely affects the rights, privileges or preferences of holders of the Series E Non-Voting Common Stock and as may otherwise be required by Delaware law.

•                  The Series F Non-Voting Common Stock will be entitled to vote only on any amendment to Registrant’s certificate of incorporation that materially and adversely affects the rights, privileges or preferences of holders of the Series F Non-Voting Common Stock and as may otherwise be required by Delaware law.

The Series G Voting Common Stock would be issued to the Registrant’s stockholders in a final reclassification pursuant to the Securityholders Agreement to facilitate any future initial public offering of the Registrant’s stock or a future sale, merger, reclassification or similar transaction.  No Series G Voting Common Stock is currently outstanding.

The Amended Charter provides that the number of directors constituting the board of directors of the Registrant will initially equal nine, comprised of five directors elected by the Series A Voting Preferred Stock and four directors elected by the Series B Voting Preferred Stock. The board of directors will be divided into three classes: Class I, Class II and Class III. Each class will have at least one director elected by the Series A Voting Preferred Stock and one director elected by the Series B Voting Preferred Stock. Class I will initially be comprised of Michael S. Willner, Dinni Jain and James A. Attwood, Jr., Class II will be initially comprised of

Sidney R. Knafel, William E. Kennard and Michael J. Connelly, and Class III will be initially comprised of the remaining directors. The term of office of the initial Class I directors will expire at the annual election of directors in 2006; the term of office of the initial Class II directors will expire at the annual election of directors in 2007; the term of office of the initial Class III directors will expire at the annual election of directors in 2008.

Upon any liquidation of the Registrant, the cash and other assets of the Registrant available for distribution would be distributed to the Registrant’s stockholders as follows:

•                  First, the Registrant’s assets will be distributed 100% to holders of the Series A Voting Preferred Stock and the Series B Voting Preferred Stock on a pro rata basis until each share of the Series A Voting Preferred Stock and each share of the Series B Voting Preferred Stock shall have received an aggregate amount (including any amounts distributed on such shares prior to liquidation) equal to $0.01.

•                  Second, remaining assets will be distributed 100% to holders of the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock on a pro rata basis until each share of the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock shall have received an aggregate amount (including any amounts distributed on such shares prior to liquidation) equal to $11.75.

•                  Third, remaining assets will be distributed 100% to holders of the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock and such shares of the Series E Non-Voting Common Stock for which applicable participation levels have been achieved, in proportion to the number of such shares held by each holder, until the Series D Non-Voting Preferred Stock has received an internal rate of return on capital invested therein (which amount of capital is $11.75 per share) equal to 10% per annum, compounded annually.

•                  Fourth, 95% of the remaining assets will be distributed to holders of the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock and such shares of the Series E Non-Voting Common Stock for which applicable participation levels have been achieved, in proportion to the number of such shares held by each holder, and 5% to holders of the Series F Non-Voting Common Stock in proportion to the number of such shares held by each holder, until the Series D Non-Voting Preferred Stock has received an internal rate of return on capital invested therein (which amount of capital is $11.75 per share) equal to 15% per annum, compounded annually.

•                  Fifth, 90% of the remaining assets will be distributed to holders of the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock and such shares of the Series E Non-Voting Common Stock for which applicable participation levels have been achieved, in proportion to the number of such shares held by each holder, and 10% to holders of the Series F Non-Voting Common Stock, in proportion to the number of such shares held by each holder, until the Series D Non-Voting Preferred Stock has received an internal rate of return on capital invested therein (which amount of capital is $11.75 per share) equal to 20% per annum, compounded annually.

•                  Sixth, 85% of the remaining assets will be distributed to holders of the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock and such shares of the Series E Non-Voting Common Stock for which applicable participation levels have been achieved, in proportion to the number of such shares held by each holder, and 15% to holders of the Series F Non-Voting Common Stock, in proportion to the number of such shares held by each holder, until the Series D Non-Voting Preferred Stock has received an internal rate of return on capital invested therein (which amount of capital is $11.75 per share) equal to 25% per annum, compounded annually.

•                  Thereafter, 75% of the remaining assets will be distributed to holders of the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock and such shares of the Series E Non-Voting Common Stock for which applicable participation levels have been achieved, in proportion to the number of such shares held by each holder, and 25% to holders of the Series F Non-Voting Common Stock in proportion to the number of such shares held by each holder.

Following the reclassification of all of the capital stock of the Registrant into Series G Common Stock in a final reclassification pursuant to the Securityholders Agreement (which reclassification will be effectuated in accordance with the distribution priorities described above), all distributions shall be made among the holders of Series G Voting Common Stock in proportion to the number of such shares held by each holder, subject to certain exceptions described in the Securityholders Agreement where true-up distributions are contemplated in the event of a sale in which the payment of any of the sale proceeds is deferred.

Distributions other than upon liquidation of the Registrant will be made in accordance with the first three distribution priorities above, but no cash or other assets may be distributed in excess of the amount that would complete the distributions contemplated by such priorities without the consent of a majority in interest of the holders of the Series F Non-Voting Common Stock. If such consent is granted, additional distributions will continue to be made as specified in the third priority notwithstanding that they would increase the internal rate of return beyond 10%, provided that distributions made thereafter upon a liquidation of the Registrant will be adjusted to cause the aggregate distributions to conform to the complete order of priority set forth above.

A copy of the Amended Charter is being filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Amended Charter is qualified in its entirety by reference to the Amended Charter.

By-Laws

In connection with the completion of its previously announced going private merger with Acquisition, the Registrant’s by-laws were amended (the “Amended By-Laws”) to reflect the changes to the Amended Charter, including the capitalization of the Registrant.

A copy of the Amended By-Laws is being filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Amended By-Laws is qualified in its entirety by reference to the Amended By-Laws.

Item 8.01               Other Events.

On December 16, 2005, the Registrant issued a press release announcing (i) the successful completion of its previously announced going-private merger with Acquisition, an entity led by Insight Communications co-founders Sidney R. Knafel and Michael S. Willner and affiliates of The Carlyle Group and (ii) that as a result of the merger, all outstanding shares of the Registrant’s Class A common stock, other than those held by certain stockholders of the Registrant who elected to maintain their investment in the Registrant following the merger or those as to which appraisal rights are perfected, were converted into the right to receive $11.75 per share in cash, without interest.

A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired - None

(b)           Pro Forma Financial Information - None

(c)           Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant
3.2	By-laws of the Registrant
10.1	Employment Agreement, dated as of December 16, 2005, between the Registrant and Michael S. Willner
10.2	2005 Stock Incentive Plan
10.3

Securityholders Agreement, dated as of December 16, 2005, among Carlyle, the Registrant, those individuals identified as Continuing Investor Securityholders, Continuing Investor Holding Company, LLC and PH Investments

10.4	Form of Subscription Agreement for E Shares
10.5	Form of Subscription Agreement for F Shares
99.1	Press release issued on December 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Communications Company, Inc.

Dated: December 22, 2005

By:

 /s/ Elliot Brecher

Elliot Brecher
Senior Vice President
and General Counsel